[OBJECT OMITTED]ERNST & YOUNG




|X| KOST FORER & GABBAY
    2 Kremenetski St.
    Tel-Aviv 67899, Israel

|X| Phone: 972-3-6232525
    Fax: 972-3-5622555






                         REPORT OF INDEPENDENT AUDITORS

                             To the shareholders of

                                  FUNDTECH LTD.



           We have audited the accompanying consolidated balance sheets of Fundtech Ltd. and its subsidiaries as of December 31, 1998 and 1999, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

           We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


           In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Fundtech Ltd. and its subsidiaries as of December 31, 1998 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles in the United States.






Tel-Aviv, Israel                                KOST, FORER & GABBAY
February 7, 2000                       A Member of Ernst & Young International


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